Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Dr. Louis R. Brothers, certify that:

1.I have reviewed this Amendment No. 1 on Form 10-K/A of BigBear.ai Holdings, Inc.;
2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2022	By:	/s/ Dr. Louis R. Brothers
Dr. Louis R. Brothers
Title: Chief Executive Officer (Principal Executive Officer)